Third Amendment Agreement

Exhibit 10.1

THIRD AMENDMENT AGREEMENT (THIS “AGREEMENT”) TO A CERTAIN LETTER OF INTENT ENTERED INTO BY AND AMONG GULF UNITED ENERGY INC. (“GLFE”) AND CÍA.MEXICANA DE GAS NATURAL,S.A. DE C.V. (“CMGN”) AS OF MARCH 22, 2006, AND AMENDED AS OF NOVEMBER 14 AND DECEMBER 11, 2006.

R E P R E S E N T A T I O N S

I.	GLFE hereby represents that:

(a)

It effectively entered into a letter of intent as of March 22, 2006, and into the first and second amendment agreements to such letter of intent, with CMGN, as of November 14 and December 11, 2006, respectively (such instrument, as amended, the “LOI”).

(b)	As of the date hereof, CMGN has fully complied with the terms of the LOI as set forth therein.

(c)	The execution and delivery of this Agreement by GLFE and the performance by GLFE of its obligations hereunder have been duly authorized by all requisite action on the part of GLFE.

(d)	Its representative hereunder has sufficient authority to legally bind GLFE pursuant to the terms and conditions of this Agreement.

(e)	It is the intent of GLFE to amend certain provisions of the LOI, pursuant to the terms hereof.

II.	CMGN hereby represents that:

(a)

It effectively entered into a letter of intent as of March 22, 2006, and into the first and second amendment agreements to such letter of intent, with GLFE, as of November 14 and December 11, 2006, respectively.

(b)	As of the date hereof, GLFE has fully complied with the terms of the LOI.

(c)	The execution and delivery of this Agreement by CMGN and the performance by CMGN of its obligations hereunder have been duly authorized by all requisite action on the part of CMGN.

(d)	Its representative hereunder has sufficient authority to legally bind CMGN pursuant to the terms and conditions of this Agreement.

(e)	It is the intent of CMGN to amend certain provisions of the LOI, pursuant to the terms hereof.

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Third Amendment Agreement

NOW THEREFORE, in consideration of the foregoing representations and mutually recognizing their mutual personality and authority, the parties hereto (hereinafter referred to, together, as the “Parties” and each of them as a “Party”) agree to be bound pursuant to the terms and conditions as set forth in the following:

C L A U S E S

Clause 1.        Agreement.

The Parties hereby agree to amend the provisions of paragraphs 4.3.2, 4.3.3, 9.1, 9.2 and 10.4 of the LOI, so that each of such paragraphs, in its entirety, shall read as follows:

“4.3.2	pay CMGN as follows, which amounts correspond to the remaining fraction of 12% of the estimated development costs of Phase 1 and Phase 2 of the Project for Fiscal Year 2006, as set forth in paragraph
3.2:

(i) US$225,000.00, on or before December 15, 2006, and

(ii) US$184,410.92 or 185,000 restricted shares representative of the equity capital of GLFE, on or before January 30TH , 2007;”

“4.3.3	within 15 days after the date of completion of the Transaction, issue to CMGN (or an Affiliate thereof, as designated by CMGN) 750,000 restricted shares representative of the equity capital of GLFE. Neither all nor any fraction of such shares shall be transferred by CMGN (or its corresponding Affiliate) until a holding period of 24 months counted from the date of transfer by GLFE to CMGN (or its corresponding Affiliate) as set forth herein, shall have expired.”

“9.1	It is the intent of the Parties to conclude the negotiations referred to herein, and to complete the Transaction, by March 15, 2007; therefore, this instrument shall be in full force and effect during the period counted from the date of execution of this LOI to the date of execution of the Joint Venture Agreement, if applicable.”

“9.2	If the Transaction should not be completed by March 15, 2007, but except if the term of this LOI shall have been expressly extended by the written agreement of the Parties, this LOI shall be terminated, without any responsibility for the Parties thereof, except for the provisions of Section 7 above, which shall survive the termination of this instrument.”

“10.4	should the Transaction not be completed by March 15, 2007, unless such date is extended by the written agreement of the Parties, or”

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Third Amendment Agreement

Clause 2.      Effect.

     2.1.      The amendments to the LOI made pursuant to Clause 1 hereof shall be effective as of this date, and shall be governed as set forth in the LOI.

     2.2.      Except for the amendments referred to under Clause 1 above, each and all of the provisions of the LOI shall continue to be valid and enforceable among the Parties as set forth therein.

Clause 3.      Notices.

Any notice to be delivered by one Party to the other pursuant to this Agreement shall be in writing and sent to the other Party, by courier (return receipt requested), facsimile (“fax”) (receipt confirmed), or delivered personally, and shall be deemed to be received when effectively received by the addressee. All notices shall be sent to the following addresses of the Parties (or at such other address for a Party as shall be specified in a notice given in accordance with this Clause 3):

3.1.	If to CMGN:
Pedro Luis Ogazón 59
Colonia Guadalupe Inn
01100 Mexico, D.F.
Fax: (+52-55) 5148-6701

Attention: Fernando Calvillo Alvarez

3.2.	If to GLFE:
5858 Westheimer Suite 850
Houston, Texas 77057
Fax: 713-621-7500

Attention: Don Wilson

Clause 4.      Governing Law, Jurisdiction.

     4.1.      This Agreement shall be governed and construed in accordance with the laws of the United Mexican States (“Mexico”).

     4.2.      Any dispute, controversy or claim arising out of, or in relation to, or in connection with, this Agreement shall be resolved by an arbitration tribunal, which arbitration tribunal shall act in accordance with the rules of Conciliation and Arbitration of the International Chamber of Commerce (the “Arbitration Rules”), applying the laws of Mexico to the substance of the controversy.

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Third Amendment Agreement

      4.3.      The arbitration tribunal shall be composed of three arbitrators, one designated by each Party and a third one, who shall preside the tribunal, to be appointed by the International Chamber of Commerce in accordance with the Arbitration Rules. The arbitration tribunal shall resolve by majority vote of the arbitrators.

      4.4.      The Arbitration shall be held in Mexico City, Mexico. The arbitration proceeding shall be conducted in both the Spanish and English languages; any procedure not determined under the Arbitration Rules shall be determined by the laws of Mexico and therefore consequential, punitive or other similar damages shall not be allowed.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of January 11, 2007.

CÍA. MEXICANA DE GAS NATURAL, S.A. DE C.V.			GULF UNITED ENERGY INC.

	FERNANADO ALVAREZ		DON WILSON
By:	Fernando Calvillo Álvarez	By:	Don Wilson
Title:	Chairman.	Title:	PRESIDENT

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